Bakkt

BAKKT HOLDINGS, INC.
10000 AVALON BOULEVARD, SUITE 1000
ALPHARETTA, GEORGIA 30009

V43946-P07793

Your **Vote** Counts!

BAKKT HOLDINGS, INC.

2024 Annual Meeting
Vote by May 30, 2024
11:59 PM ET



You invested in BAKKT HOLDINGS, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 31, 2024.**

Get informed before you vote

View the Notice and Proxy Statement, Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 17, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

May 31, 2024
12:00 p.m. Eastern Time

Virtually at:
www.virtualshareholdermeeting.com/BKKT2024

*Please check the meeting materials for any special requirements for meeting attendance.

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Class III Directors **Nominees:** 01) Sean Collins 02) Richard Lumb 03) Andrew Main	For
2.	To ratify the appointment of Ernst & Young LLP as Bakkt Holdings, Inc.'s independent registered public accounting firm for the year ending December 31, 2024.	For
3.	To approve an amendment to the Company's 2021 Omnibus Incentive Plan to increase the number of authorized shares of Class A Common Stock issuable thereunder.	For
4.	To approve a stockholder proposal to adopt simple majority voting.	Against

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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